EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (the “Agreement”) effective this 19th day of June, 2014 by and between Chemtov MORTGAGE GROUP CORP., a florida corporation (the “Lender”) whose mailing address is 4141 N. E. 2nd Avenue, Suite 204-A, Miami, FL 33137, 5353 JOLIET LLC, a Florida limited liability company (the “Borrower) whose mailing address is 4141 N. E. 2nd Avenue, Suite 204-A, Miami, FL 33137, and Weitz & Schwartz, P.A., whose mailing address is 900 S.E. 3rd Avenue, Suite 204, Fort Lauderdale, FL 33316 (the “Escrow Agent”).

WHEREAS, Borrower is a Florida limited liability company that has as its sole member and manager, MJ Holding, Inc., a Nevada corporation authorized to do business in the State of Florida as MJ Holdings – FL, Inc. (“MJ”), which is the 100% owner of the Borrower; and

WHEREAS, Borrower is single purpose entity and is the owner of that certain real property located at 5353 Joliet Street, Denver, Colorado 80239 (the “Property”) as more particularly described on the attached Exhibit A, and

WHEREAS, Lender has provided Borrower with purchase money financing for the acquisition of the Property under the terms of that certain Promissory Note and Deed of Trust, copies of which are attached hereto as Exhibit B (the “Loan Documents”); and

WHEREAS, as a condition precedent to and a requirement for the Loan, Lender has required that the Borrower provide for additionally collateral as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitations, and other good and valuable consideration the receipt of which is acknowledged the parties agree as follows:

1. All of the foregoing recitals are true and correct.

2. Borrower has executed and delivered to Escrow Agent a Certificate representing the full and complete ownership interest of the Borrower, endorsed in favor of Lender, its successors and assigns, which Certificate shall be held by Escrow Agent in accordance with the following terms and conditions:

A. Until such time as Lender (which term shall include its successors and assigns) shall deliver to Escrow Agent a notice of default under the terms of the Loan and instructions to the Escrow Agent to deliver the Certificate to Lender, which instructions Lender may withhold in its sole and exclusive discretion, Borrower shall be entitled to all of the rights, title and interest in the Property and MJ shall be entitled to act as the sole Member/Manager; provided, however, that MJ shall not take any action which would cause any or all of its 100% ownership interest in the Borrower to be transferred, assigned, encumbered or otherwise impaired except as expressly provided in this Agreement;

B. Upon Escrow Agents receipt of the aforesaid notice of default and the Lender’s written instructions to deliver the Certificate, Escrow Agent shall provide written notice to Borrower of the Lender’s Notice of Default and instructions to deliver the Certificate to Lender. In the event that the Escrow Agent shall not receive a written objection from Borrower within five (5) business days of the delivery of the written notice, Escrow Agent shall deliver the Certificate to Lender and thereupon Escrow Agent shall be discharged from all its obligations under this Agreement.

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C. In the event that Escrow Agent shall receive a timely objection from the Borrower as to the Lender’s notice of default and instructions to deliver the Certificate to Lender, or in the event that the Borrower’s written notice to Escrow Agent gives the Escrow a reasonable basis for uncertainty as to its obligations hereunder, then in such event Escrow Agreement may, at its option: (1) take no action and hold the Certificate until an agreement is reached between the disputing parties, or until a judgment has been entered by a court of competent jurisdiction and the appeal period has expired thereon, or if appealed then until the matter has been finally concluded, and then to act in accordance with such final judgment; or (2) institute an action for declaratory judgment, interpleader or otherwise joining all affected parties and thereafter complying with the ultimate judgment of the court with regard to the disposition of the Certificate. In the event of any suit between Borrower and Lender wherein the Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, or in the event the Escrow Agent is otherwise joined in any action by or between the parties, the Escrow Agent shall be entitled to recover all attorney's fees and costs incurred, including costs and attorneys fees for appellate proceeding, if any, said fees and costs are to be charged and assessed as court costs against the non-prevailing party or parties, jointly and severally. Notwithstanding anything to the contrary herewith, Escrow Agent shall have no duty to determine the performance or non-performance of any term or condition of this Agreement or any agreements between the parties hereto and the duties of the Escrow Agent are limited to those stated herein.

3. Borrower hereby acknowledges that there currently exists no operating agreement for Borrower and that in the event that an operating agreement is entered into by MJ no membership interest shall be issued except to MJ consistent with the terms of this Agreement without the written consent of and under such conditions as Lender may require.

4. This Agreement shall constitute a security agreement with respect to the Certificate and all personal and intangible interests of the Borrower are secured hereby; and the Borrower hereby agrees to execute and deliver on demand and hereby irrevocably authorizes and appoints the Lender, the attorney-in-fact of the Borrower, to execute in the name of the Borrower deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements and comparable instruments as the Lender may require in order to impose, perfect or more effectively evidence the lien or security interest hereby created. In addition to any other rights and remedies provided herein or by law, the Lender shall be entitled to pursue any and all remedies of a secured party under the Uniform Commercial Code and other applicable statutes in the County of Broward, State of Florida, or such other place or places where the Certificate is located, it being hereby agreed that ten (l0) days' notice as to the time and place of any sale shall be reasonable.

5. Borrower has no defenses, claims, charges or cause of action against Lender, or any individual or entity comprising Lender, as to all sums due and owing to Lender under the Loan, all of which are in full force and effect.

6. Borrower shall provide such documentation as evidence of its authority to execute, deliver and perform the obligation of this Agreement and the instruments attached hereto as Exhibits, together with a UCC-1 Financing Statement in such form and substance as reasonably required by Lender.

7. The Borrower represents and warrants to Lender that:

A. The Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. The Borrower warrants and represents that it is duly organized and validly existing under the laws of its state of organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their manager and members, respectively, to enter into and perform the obligations under the Loan.

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B. The execution of the Loan Documents, and the performance by the Borrower will not violate any provision, as applicable, of its Articles of Organization, or of any law, other agreement, indenture, note, or other instrument binding upon the Borrower, or give cause for the acceleration of any of the respective obligations of the Borrower.

C. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

D. The Borrower has good and marketable title to all of the property encumbered by the Loan Documents and all such property and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except for those in favor of Lender under the terms of the Loan Documents.

E. The Borrower have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Lender) for the payment thereof is being maintained.

F. There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower or its subsidiaries, if any, or the ability of the Borrower to perform their obligations under the Loan Documents.

G. The representations and warranties made by Borrower to Lender in the other Loan Documents are true and correct in all respects on the date hereof.

H. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally.

I. This is not a consumer transaction and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

8. All affirmative covenants contained in any of the Loan Documents, or other security documents executed by the Borrower which are described herein are hereby incorporated by reference herein.

9. To the fullest extent allowed by applicable law, if any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10. This Agreement, the Promissory Note and any UCC-1 filing to perfect the security agreement provided herein shall be construed in accordance with and governed by the laws of the State of Florida.

11. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Lender; and the Borrower agrees to indemnify and hold harmless the Lender against any and all liability in respect thereof.

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12. In the event the Borrower shall default in any of its obligations hereunder and the Lender believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Lender, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Lender voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower agree to pay the reasonable attorneys’ fees of the Lender and all related costs of collection or enforcement that may be incurred by the Lender. The Borrower shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

13. If provisions of this Agreement shall conflict with any terms or provisions of the Loan Documents, the provisions of such Promissory Note or Deed of Trust shall take priority over any provisions in this Agreement.

14. All notices, requests, demands, waivers, and other communications given as provided in this Agreement will be in writing, and unless otherwise specifically provided in this Agreement, will be deemed to have been given: (i) if delivered in person, upon delivery, or (ii) if mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed to either Borrower or Lender at the addresses provided below on the second business day after deposit in the United States Mail if addressed to an address located in the same State in which the notice is being mailed or on the third business day after deposit in the United States Mail if addressed to an address located within a State other than the State in which the notice is being mailed, or (iii) if sent by overnight express delivery service, enclosed in a prepaid envelope and addressed to Lender or Borrower at the address provided below, on the first business day after deposit with the service, or (iv) if sent by facsimile, or other form of rapid transmission confirmed by mailing (as provided in this section), at substantially the same time as the rapid transmission. Any party may change its respective address as provided in this section by giving written notice of the change as provided in this section. The addresses for notice are:

Notice to Borrower:	5353 Joliet LLC .
4141 N.E. 2nd Avenue, Suite 204-A
Miami, FL 33137
Attention: Shawn Chemtov

Notice to Lender:	Chemtov Mortgage Group Corp.
4141 N.E. 2nd Avenue, Suite 204-A
Miami, FL 33137
Attention: Shawn Chemtov

Notice to Escrow Agent:	Weitz & Schwartz, P.A.
900 S.E. 3rd Avenue, Suite 204
Fort Lauderdale, FL 33316
Attention: Eric R. Schwartz, Esq.

15. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. An electronically transmitted signature page shall constitute an original.

16. The Loan Documents embody the entire agreement between Borrower and Lender with respect to the Loan, and there are no oral or parol agreements existing between Lender and Borrower with respect to the Loan which are not expressly set forth in the Loan Documents.

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17. Whenever in this Agreement a party hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and adhere to the benefit of their respective heirs, legal representatives, successors and assigns whether so expressed or not.

18. Borrower and Lender acknowledge and agree that nothing contained in this Agreement or in the other Loan Documents, and that nothing contained in any other instrument or document between Borrower and Lender relating to the Loan or Property, shall be construed to establish Borrower and Lender as joint ventures or partners.

19. All Exhibits to this Agreement shall be deemed incorporated herein by reference thereto.

The Borrower, Lender, and Escrow Agent have caused this Agreement to be duly executed under seal all as of the date first above written.

BORROWER: 5353 JOLIET LLC, a Florida limited liability company BY: MJ HOLDINGS – FL, INC., its Manager BY:____________________________ Shawn Chemtov, Chief Executive Officer

LENDER:

CHEMTOV MORTGAGE GROUP CORP., a Florida corporation

By:_______________________________

Name: Shawn Chemtov, President

ESCROW AGENT:

WEITZ & SCHWARTZ, P.A.

By:_______________________

     Eric R. Schwartz, V.P.

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